SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):          MARCH 15, 2003




                         CONSUMERS FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



      Pennsylvania                     0-2616                   23-1666392
(State or Other Jurisdiction     (Commission File No.)      (I.R.S.  Employer
    of Incorporation)                                      Identification  No.)



1525  Cedar  Cliff  Drive,  Camp  Hill,  Pennsylvania              17011
    (Address  of  Principal  Executive  Offices)                 (Zip Code)



                                  717-761-4230
               (Registrants Telephone Number, Including Area Code)


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                             FORM 8-K CURRENT REPORT




ITEM  5.         OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     At a Special Meeting of Shareholders held on March 15, 2003, the common shareholders of Consumers Financial Corporation (the Company) voted in favor of the following proposals:

     - An amendment to the Company's Articles of Incorporation to effect a 1 for 10 reverse stock split of the Company's common stock by reducing the number of issued and outstanding shares of common stock from 5,276,810 shares to 527,681 shares.

     - An amendment to the Company's Articles of Incorporation to authorize 50 million shares of capital stock of the Company, of which 40 million shares will relate to common stock and 10 million shares will relate to preferred stock (including the existing 632,500 shares of convertible preferred stock, series A), subject to further designation by the Board of Directors of the Company.

     - An amendment to the Company's Articles of Incorporation to permit action upon the written consent of less than all shareholders of the Company, pursuant to section 2524 of the Pennsylvania Business Corporation Law of 1988.

CFC Partners, Ltd. owns 51.2% of the outstanding common stock of the Company and voted its shares in favor of each of the above proposals.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          CONSUMERS  FINANCIAL  CORPORATION
                                                      Registrant


Date:      April  2,  2003                By  /S/  Donald  J.  Hommel
          ----------------                    ----------------------------------
                                                   Donald  J.  Hommel
                                                   President and Chief Executive
                                                   Officer


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